Capitalizing on Powerful Trends in Power: Texas and Beyond Merrill Lynch, Global Power & Gas Leaders Conference New York, New York September 26, 2006

Safe Harbor Statement This Investor Presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as "expect," "estimate," "should," "anticipate," "forecast," "plan," "guidance," "believe" and similar terms. Such forward-looking statements include our adjusted EBITDA and cash flow operations guidance, expected earnings, future growth and financial performance, our comprehensive repowering initiative and growth drivers, our acquisition, hedging, repowering and carbon strategy, expected benefits of the FORNRG initiatives, locational capacity markets, expected benefits, timing of the capital allocation program, and back-end compliance costs. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to use western coal successfully, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, the inability to implement value enhancing improvements to plant operations and companywide processes, and our ability to realize value through our hedging strategy. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The adjusted EBITDA, cash flow from operations and free cash flow guidance is an estimate as of August 1, 2006 and is based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance from August 1, 2006. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this Investor Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Agenda Industry Trend Highlights Review of Trends NRG vis-a-vis Trends Q&A

Notable Trends & Developments: 2006 Industry Consolidation: Takes a Turn Credit Ratings: Capital Optimizing at Junk Locational Capacity Markets: When, Not If Reserve Margins: Ever Tighter NRG and TXU new builds: Avoiding the Sins of the Past Long term Off-Take: The Return of the PPA Summer Gas: No Longer Just a One Way Street Back-End Controls: Who Can Afford Them? Carbon: The 800 Pound Gorilla Shareholder Activism: Comes to Power Generation

Trend 1: Power Industry Consolidation in the Post Exelon/PSEG World worse same better never Acquirer Target IOU Deregulated Genco Regulated T & D - Non-regulated Sub-investment grade Growth - Regulated Investment grade Yield Disaggregation of hybrid utilities to capture full generation value becomes more logical... Deregulated Gencos and Merchant Generators are logical combinations, providing the requisite scale, geographic and fuel diversity Next wave of power industry consolidation no longer likely to be initiated with a wave of "mega-utility" mergers Consolidation Regulatory Compatibility Matrix Regulated IOU Merchant Generator Regulated IOU Merchant Generator Merchant Generator

Trend 2: Merchant Generation Credit Ratings "Double B" credit metrics results in most efficient WACC, but leaves open the question of credit support for commercial operations Investment grade credit rating is neither possible nor preferable for a merchant generation company [This is not a new trend] Cost of Capital Analysis Cost of Equity WACC Cost of Debt

Trend 2: Merchant Generation and Credit Support for Trading Allows NRG to increase working capital efficiency NRG Debt to T. Capital Baseload Power Hedges Margin Efficiency Having maintained our commitment to BB metrics throughout, our second lien structure implemented in 2006 has dramatically reduced the cash intensivity of NRG's commercial operations activities 73% 69% 93% 89% 83%

Trend 3: Locational Capacity Markets: When, Not If New York Established NEPOOL Implementation PJM Awaiting Approval NEPOOL and PJM capacity markets trending towards more appropriate returns on existing asset values while incenting future repowering May 12, FERC approved the New England locational forward reserve market (LFRM) to be implemented October, 2006 Provides capacity-like payment to fast-start reserves in Connecticut Initial prices of $14/kw-mo, likely to decline with additional entry June 16, FERC approved settlement of LICAP case with transition payments until 2010 and forward capacity market (FCM) April 20, FERC approved basic concepts of PJM's RPM market and set details for paper hearing and/or settlement Demand curve and locational components approved by FERC Should enhance capacity prices for NRG Delmarva fleet FERC expected to issue final order early Fall 2006 for implementation by 2007 NY in-city capacity Rest of State capacity California In Transition June 20, CPUC Resource Adequacy (RA) Order added locational capacity requirement for physical, year-round capacity July 20 Order required SCE to issue RFP & contract for 1,500 MW of new capacity in SP 15 by June 2007 Phase II of RA will focus on transition to centralized capacity markets FERC September 21 MRTU Order is a major step towards robust locational energy market design

Trend 4: Reserve Margins Tightening; Market Heat Rates Rising

New Record Energy Demand

	New Record		Previous Record		% Change	2006 ISO Forecast	% Difference	Anticipated Year of Deficit*
California	7/24/2006	50,269 MW	7/20/2005	45,431 MW	10.6%	46,063 MW	9.1%	2008
ERCOT	8/17/2006	63,056 MW	8/23/2005	60,274 MW	4.6%	61,656 MW	2.3%	2008
ISO-NE	8/2/2006	28,048 MW	7/27/2005	26,885 MW	4.3%	27,025 MW	3.8%	2010
NYISO	8/2/2006	33,939 MW	7/26/2005	32,075 MW	5.8%	33,295 MW	1.9%	2008
PJM	8/2/2006	144,796 MW	7/26/2005	135,002 MW	7.3%	133,500 MW	8.5%	2008

*Deficit implies below 15% reserve margin threshhold


ERCOT
MMBTU/MWH
Realized Heat Rate
1.5 point spread
Apr Fwd Heat Rate

ERCOT Reserve Margin[1]	Summer '05	Summer '06
	17.0%	13.5%


PJM West
MMBTU/MWH
14.00
12.00
10.00
8.00
Realized Heat Rate
2 point spread
Apr Fwd Heat Rate

PJM West Reserve Margin[2]	Summer '05	Summer '06
	28.0%	26.5%

1. ERCOT – does not include mothball capacity expected to return to service
2. Energy Velocity

Significant market tightness has resulted in gas on the margin with increased frequency and implied higher heat rates

9

Trend 7: Domestic Natural Gas Natural Gas Weekly Injection/Withdrawals US Lower 48 States First ever summer withdrawals No matter what the price of gas, when it comes to meeting incremental increases in power demand, it is the only game in town Source: Energy Information Administration

Trend 5: NRG and TXU New Build Program Please Attend/Listen To the Analyst Conference

Trend 6: Long Term Offtake: Return of the PPA Region Schedule of RFPs MW Amount Requested Term Of Contract Bid Due Date Award Date NRG Bid Response Northeast: Delaware Q4-06 TBD 10-25 yrs Q4 2006 Q1 2007 Indian River New York Q3-06 600 MW 10-20 yrs Q4 2006 Q4 2006 Huntley Connecticut Q3-06 600+ MW 10-15 yrs Q4 2006 Q2 2007 Montville California: Los Angeles (SCE) Aug-06 1,500 MW 10 yrs Submitted Sept. 19 Q1 2007 El Segundo, Long Beach The Key to NRG's Repowering Program

Trend 8: Back-End Compliance Costs: The Bubble Rises Suppliers of back-end controls, with a full backlog, are seeking a premium for 2010 installation (see above); focus for NRG is on retro-fitting post the 2010 peak AEP: "Prices ... tell us that it is better to wait for the bow wave of people to get done with what they're doing [emissions control investments] and we'll come back again." Michael Morris, CEO AYE: Citing escalating materials costs and construction challenges, AYE announced higher than expected costs for scrubber installations... $Millions 2007 2008 2009 2010 2011 2012 Estimated Environmental Capex 2005 Est. Current Est. Note: More than 90% of South Central compliance costs are recoverable through co-op obligations.

Trend 9: Carbon and the Power Industry

NRG's Carbon Pentagon



Policy Outreach
1.Responsible Planning
2.Phased, Certain
3.Equal Treatment
Increased Credibility
Increased Credibility
Wind Power
Carbon R&D "Test Bed" Sequestration Bioreactor
Carbon Hedge
Carbon Hedge
Baseload Alternatives
Nuclear Expansion
IGCC First Mover

NRG Fleet: Projected Carbon Intensity



~0.9 tons/Mwh
~0.7 tons/Mwh¹
w/IGCC CO_2 sequestration
2005
2015
Per Mwh

Note: includes impact of 2,700MW of nuclear, 2,250MW of IGCC, 1,800MW of coal, 3,100MW of gas and 1,000MW of wind. All MW are before any potential equity sell down.

[1] Assumes full impact of 2,700MW at STP. With only 44% ownership of STP, carbon intensity would be ~0.06 tons/Mwh higher

A program to reduce portfolio's carbon intensity and address carbon's impact on all phases of NRG's business

14

Trend 10: Shareholder Activism ....Touches the Competitive Power Generation Sector Non-Core Asset Sales removed debt of $1.4bn and provided cash of over $670mm NRG Shares Outstanding Sources: (1) MSCI Barra (2) Advantage Data Derailed certain merger proposals But has not acted as a catalyst to industry consolidation...yet Duty to articulate medium-term value proposition Duty to allocate capital efficiently/return excess capital to shareholders Impact on Sector Influence on NRG NRG emerged from bankruptcy Repurchase 13mm shares Repurchase 6.3mm shares Texas Genco Acquisition: Issued 56mm shares 2006 Share Repurchase: $500M targeted by year end. 55% completed to date 2007 Share Repurchase: $250M targeted buyback

2006 Trends - Summary Impact to NRG 6. NRG/TXU new builds ? More attractive as target, more opportunities as partner Reduction in cash collateralization allows more efficient use of capital Direct and immediate positive financial impact across Northeast ISOs Direct impact on market clearing heat rates. Longer term inducement for repowering Facilitates new build program (subject to execution risk) NRG new build program (subject to execution risk) NRG benefits from continuation of high gas price environment But impact can be moderated by a savvy site remediation policy Depends on our success in reducing NRG's carbon intensity Positive Positive Positive Positive Positive Positive Negative TBD! Positive Positive 7. Summer gas 8. Backend controls 2. Credit 1. Consolidation 3. Locational Capacity Markets 9. Carbon 10. Shareholder Friendly 4. Reserve Margins 5. Return of PPAs Impact on NRG Explanation TSR plus regular return of capital to shareholders Industry Issue

NRG Execution NRG: Proven Ability to Execute Effectively on Multiple Fronts Simultaneously Doubled our domestic baseload generation capability through the acquisition of NRG Texas Increased our annual estimated economic EBITDA and FCF by more than double Recapitalized our balance sheet entirely Initiated a $16 billion/10,500MW repowering initiative Enhanced our baseload hedging strategy Solved the credit support question Begun to address and mitigate the carbon issue Announced and began to implement a $750 million share buyback program Since September 2005, NRG has:

Questions and Answers

Appendix: Reconciliations

Reg. G Reconciliation Appendix Table A-1: Net Debt to Total Capital Reconciliation Appendix Table A-1: Net Debt to Total Capital Reconciliation Appendix Table A-1: Net Debt to Total Capital Reconciliation Appendix Table A-1: Net Debt to Total Capital Reconciliation 30-June-06 30-June-06 Numerator Gross Debt 7,756 Total Cash 1,015 Net Debt 6,741 Denominator Net Debt 6,741 Mezzanine Preferred 1,138 Book Value of Equity 4,964 Capital 12,844 Net Debt to Capital 52.5%

Reg. G Reconciliation EBITDA and Adjusted EBITDA are nonGAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG's future results will be unaffected by unusual or non-recurring items. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: • EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; • EBITDA does not reflect changes in, or cash requirements for, working capital needs; • EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and • Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG's business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this presentation. Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and gains or losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this presentation.